Exhibit 99

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors and Shareholders:

We have reviewed the condensed consolidated balance sheet of Costco Wholesale Corporation and subsidiaries as of November 23, 2003, and the related condensed consolidated statements of income and cash flows for the twelve-week periods ended November 23, 2003 and November 24, 2002. These condensed consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Costco Wholesale Corporation and subsidiaries as of August 31, 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the 52 weeks then ended (not presented herein); and in our report dated October 6, 2003, we expressed an unqualified opinion on those consolidated financial statements and disclosed that the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, effective September 3, 2002. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of August 31, 2003, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ KPMG LLP

Seattle, Washington

December 24, 2003